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                                                                   Exhibit 10.16

                [LETTER HEAD OF RMH TELESERVICES APPEARS HERE]
VIA COURIER SERVICE

January 26, 1999


Mr. Paul Burkitt
209 S. Aberdeen Avenue
Wayne, PA 19087

Dear Paul:

We are pleased to offer you the position of Senior Vice President of Sales and Marketing for RMH Teleservices, Inc. You will be based out of our Bryn Mawr, PA office and report directly to the Chief Executive Officer.

This will reflect the terms for your joining RMH Teleservices, Inc.

     1.   Base Salary - $200,000 per annum through September 2000. Annual
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          increases thereafter will be determined by management.

     2.   Start Date - The Start Date will be February 22, 1999.
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     3.   Annual Bonus - Your annual bonus compensation target will be $100,000,
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          based on performance goals set by management. For fiscal year 1999, your bonus will be prorated 50% of your 1999 target will be guaranteed and paid bi-weekly.

     4.   Signing Bonus - You will receive a signing bonus of $20,000, net of
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          taxes.

     5.   Options - You will be granted options, pursuant to the RMH
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          Teleservices, Inc., 1996 Stock Incentive Plan to purchase 60,000 RMH common shares at the closing price on the day of the grant. The options for 25% of the shares will vest when you have been employed by RMH for one year and an additional 25% of the shares will vest at the end of the second, third and fourth year of employment respectively.

     6.   Non-Compete/Confidentiality Agreement - You will enter into a
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          non-compete/confidentiality agreement with the company.

     7.   Vacation - Four (4) weeks paid vacation annually.
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     8.   Miscellaneous - You will be issued a company credit card to be used
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          for all business expenses.
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Mr Paul Burkitt
January 26, 1999
Page Two

     9.   Benefits - You will be eligible to participate in RMH's benefit plan
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          which consists of medical, dental, prescription, vision, life insurance, and long term disability insurance is guaranteed during your transition. Any COBRA payments will be covered by RMH. Enrollment in 401(k) after 1 year of service which includes an employer match as defined in the plan.

Please confirm your acceptance by signing and dating the space below. Retain one copy of the letter for yourself and return the original as soon as possible.

We welcome you to RMH with confidence that our association will be mutually enjoyable.

Sincerely,



/s/ John A. Fellows
John A. Fellows
Chief Executive Officer


Accepted By:


/s/ Paul Burkitt          2-22-99
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Paul Burkitt             Date